EXHIBIT 10.10

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (this “Agreement”) is made on and as of February 4, 2013 by and between Xunna Information Technology Inc., a Nevada corporation (“Company”) and Li Jiang (“Seller”), an individual residing at South SiJing Street, Building 78, Unit 3, Floor 4, Room 2, HePing District, ShenYang City, LiaoNing Province, 110003, People’s Republic of China.

BACKGROUND

Seller desires to sell and surrender to Company 9,000,000 shares of the common stock of the Company, which constitutes all of the shares of stock of Company owned by him (the “Seller Stock”) on the terms and conditions set forth herein, and Company is willing to purchase and redeem the Seller Stock on this basis.

AGREEMENTS

NOW, THEREFORE, in consideration of the Background and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.            Stock Redemption.  At the Closing (as defined in Section 5), Seller shall sell, transfer and assign to Company and Company shall purchase and redeem all of the Seller Stock on the terms and conditions hereinafter set forth.

2.            Purchase Price and Payment.  The price to be paid by Company and accepted by Seller for the Seller Stock transferred hereunder shall be $290,722.50 (“Purchase Price”).  The Company shall pay the Purchase Price to the Seller at Closing by wire transfer of immediately available funds (the “Wire Transfer”).

3.            Representations and Warranties of Seller.  Seller represents and warrants to Company (which representations and warranties shall survive Closing) that:

(a)           Seller is the owner of the Seller Stock and the Seller Stock constitutes all of the shares of capital stock of Company owned by Seller.

(b)           The Seller Stock to be transferred by Seller pursuant to this Agreement are owned by Seller free and clear of all liens, claims, security interests, options, agreements and encumbrances of any kind whatsoever.

4.            Representations and Warranties of Company.  Company represents and warrants to Seller (which representations and warranties shall survive Closing) that:

(a)           Company has duly taken all corporate action necessary or appropriate to authorize the execution, delivery and performance by Company of this Agreement and to consummate the redemption of the Seller Stock.

(b)           The execution, delivery and performance by Company of this Agreement does not and will not violate any provision of Company’s governing documents or any agreement or other instrument to which Company is a party or by which any of its properties may be bound or affected.

EXHIBIT 10.10
5.            Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneously with the execution of this Agreement, which shall occur at 10:00 a.m. on February 4, 2013 (the “Closing Date”) by exchange of documentation via facsimile or electronic transfer (followed by overnight delivery of original executed documents) or at such other place, date and time as the parties shall otherwise agree.  All proceedings to be taken and all documents to be executed and delivered by both parties pursuant to this Agreement shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered, until all have been taken, executed and delivered.  The obligations of the parties at Closing shall be as follows:

(a)           At Closing Company shall execute and deliver to Seller:

(i)           this Agreement; and

(ii)          the Wire Transfer.

(b)           At Closing, Seller shall deliver to the Company:

(i)           The stock certificate representing the Seller Stock duly endorsed for transfer or accompanied by duly executed stock powers or in lieu thereof an affidavit of lost stock certificate to the Company with respect to such Seller Stock (in form satisfactory to the Company); and

(ii)          this Agreement.

6.            Indemnification by Seller.  From and after the Closing Date, the Seller shall indemnify and hold harmless the Company,  its officers, shareholders, directors, affiliates, representatives, assigns or successors, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act of 1933) any of the forgoing persons or entities (hereinafter referred to individually as a “ Company Indemnified Person “) from and against any and all losses arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by the Seller in this Agreement, and in any certificate delivered by the Seller pursuant to this Agreement; (ii) any breach by Seller of any covenant, obligation or other agreement made by Seller in this Agreement; and (iii) any third-party claim arising in whole or in part from any acts or omissions by Seller.

7.            Release.  At the Closing, Company and Seller shall be deemed at that time to have released and discharged one another from and against all claims, suits, debts, obligations, and liabilities of any kind or description which they do or may have against one another, known or unknown (“Claims”) with respect to Seller’s ownership of the Seller Stock.  Notwithstanding the foregoing, this release shall not apply to any Claims arising from this Agreement.

EXHIBIT 10.10
8.            Arbitration.  All claims, disputes, differences or controversies ("Disputes") arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein (the "Rules").  The place of arbitration shall be Philadelphia, Pennsylvania.  The arbitrator shall be appointed by the American Arbitration Association according to the Rules, upon joint application thereto by the parties involved in the Dispute.  The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereto irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute.  Any arbitration proceeds, decision, or award rendered hereunder shall be final and binding on the parties and their respective successors and assigns and judgment upon any award may be entered in any court of competent jurisdiction.

9.            Miscellaneous.

(a)           This writing constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and may be changed or amended only by an instrument in writing signed by the parties hereto or thereto.

(b)           This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, successors and permitted assigns.  No party shall assign any right or obligation under this Agreement without the prior written consent of the other party.

(c)           The descriptive headings contained herein are inserted for convenience only and do not constitute a part of this Agreement.

(d)           This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without regard to conflicts of law principles.

(e)           All notices required or made under this Agreement shall be deemed given upon personal delivery or when deposited in the United States Mail, by certified mail, postage prepaid, return receipt requested and addressed to the parties at the addresses set forth in the preamble hereto.

(f)           This Agreement  may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

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EXHIBIT 10.10
[Signature Page to Stock Redemption Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:
XUNNA INFORMATION TECHNOLOGY INC.

By:
Name:
Title:

SELLER: